EXHIBIT 10.1

Performance Share Unit Awards

Fiscal 2019 - Overview

[DATE]

This Overview is qualified in its entirety by reference to the On-Line Grant Agreements that were distributed to eligible participants on [DATE] (the “On-Line Grant Agreements”), the Memorandum to Participants in the Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan and to the Plan itself. Copies of the Memorandum and the Plan are available from your People and Development Department.
OVERVIEW
The Ralph Lauren Corporation (the “Company”) 2010 Long-Term Stock Incentive Plan (the “Plan”) authorizes the Compensation & Organizational Development Committee of the Board of Directors (the “Compensation Committee”) to grant equity awards to officers and other employees of the Company and its Subsidiaries and Affiliates.
As determined by the Compensation Committee, the Company may grant one or more types of stock awards. This Overview describes one type of stock award - Performance Share Units (PSU).
A PSU award provides the participant with the opportunity to receive shares of the Company’s Class A Common Stock (traded on the New York Stock Exchange under the symbol RL) at a later date contingent upon continued service with the Company.
AWARD OBJECTIVES
Objectives of PSUs are to:

1.	Attract and retain exceptional individuals of superior talent

2.	Motivate such individuals to achieve longer-range performance

3.	Enable such individuals to participate in the long-term growth and financial success of the Company
PLAN ADMINISTRATION
The Company’s People and Development Department administers the program and Merrill Lynch Wealth Management (“Merrill Lynch”) is the recordkeeper. Participants must have an open brokerage account at Merrill Lynch in order to facilitate distribution of shares of the Company’s Class A Common Stock upon the vesting of PSUs. To open a brokerage account, or for questions regarding your account and account transactions, contact Merrill Lynch at (212) 236-5574 or (877) 765-7656.
The Company’s Board of Directors reserves the right to amend, modify or terminate the Plan at any time, subject to stockholder approval, if required. No such amendment to the Plan would adversely affect any PSU awards then outstanding.
Nothing contained herein may be construed as creating a promise of future benefits or a binding contract with the Company. Further, an individual’s employment continues to be at will, subject to any applicable employment agreement.
For questions regarding the Plan and its provisions, contact People and Development.
ELIGIBILITY FOR GRANT
Equity awards, including PSU awards, may be granted annually to designated, key executives who have a significant impact on the strategic direction and business results of the Company, and who are actively employed on April 1 of the year when the grant is made.
Guidelines have been established for the number and type of equity awards that eligible participants may receive. The guidelines reflect a position’s scope, accountability and impact on the organization, and may also reflect changes in the value of the Company’s Class A Common Stock.

2
Fiscal 2019 PSU Overview

Please note that the guidelines do not constitute a guarantee that any specific individual will receive an equity award in any given or subsequent year, or guarantee the type or the size of any grant, if a grant is made.

An eligible employee who receives an Unsatisfactory (U) rating on their annual performance appraisal is not eligible for an equity award in the fiscal year following that performance appraisal period. An employee who receives a Below
Expectations (B) performance rating will be eligible for an equity award based on manager discretion.
PERFORMANCE MEASURES FOR PSU VESTING
The Company’s performance measure(s) are set by the Compensation Committee at the time of grant from a list of performance criteria set forth in the Plan. Such measure(s) may include, for example, one or more of the following:

▪	Net Earnings or Net Income (before or after taxes)

▪	Basic or Diluted Earnings Per Share (before or after taxes)

▪	Net Operating Profit (before or after taxes)

▪	Net Revenue or Net Revenue Growth

▪	Gross Profit or Gross Profit Growth

▪	Return Measures (including but not limited to Return on Assets, Investments, Capital)

▪	Other measures of economic value added or other value creation metrics
FISCAL 2019 GRANT PERFORMANCE MEASURES, PERFORMANCE LEVELS AND VESTING
The Company performance measures for fiscal 2019 PSU awards are Cumulative Return on Invested Capital (ROIC) for fiscal years 2019-2021 and Relative Total Shareholder Return (TSR) for fiscal years 2019-2021. Half of your PSU award value will be in the form of PSUs with the ROIC measure and half of your PSU award value will be in the form of PSUs with the Relative TSR measure. Vesting of PSUs, and the distribution of the Company’s Class A Common Stock, will occur after the end of Fiscal 2021, as soon as administratively practical following certification of achievement of the performance goals by the Compensation Committee. The vesting date typically occurs in June of each year, but may be earlier or later.
Below is the three-year cumulative ROIC target and payout range.

Performance Level	% of Goal Achieved	Goal	% of Target PSUs Vested
Threshold	90%	[ ]%	50%
Target	100%	[ ]%	100%
Maximum	110%	[ ]%	200%
Note: PSU vesting is interpolated for performance between 90% - 110% of target
No payout will be earned for performance below Threshold

3
Fiscal 2019 PSU Overview

The Relative TSR comparator group and payout range are outlined below.

Comparator Group for TSR
Dillard's, Inc.	Nordstrom, Inc.	Tiffany & Co.
The Gap, Inc.	PVH Corp.	Under Armour, Inc.
L Brands, Inc.	RH (Restoration Hardware, Inc.)	Urban Outfitters, Inc.
Macy's, Inc.	Tapestry, Inc. (Coach/Kate Spade)	V.F. Corporation
Michael Kors Holdings Limited	The TJX Companies, Inc.	Williams-Sonoma, Inc.
Nike, Inc.

Performance Level	Relative TSR Performance	% of Target PSUs Vested
Below Threshold	<30th Percentile	0%
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Stretch	70th Percentile	150%
Maximum	90th Percentile	200%
Note: The number of PSUs earned are interpolated on a linear basis for performance between Threshold and Target, between Target and Stretch, and between Target and Maximum
If Threshold or better performance is achieved, and the participant has had continuous service with the Company through the vesting date, shares of the Company’s Class A Common Stock will be distributed to participants upon the vesting of PSUs. Upon vesting, the participant will own the shares and as a shareholder of the Company’s Class A Common Stock, will have voting rights and will receive dividends, if applicable, on such shares. Prior to the vesting date, dividends are not earned on PSUs and the participant does not have voting rights. If performance is below Threshold at the end of the performance period, all PSUs granted for that award will be forfeited.
PSUs granted in fiscal 2019 are scheduled to vest after fiscal 2021, subject to the Company’s achievement of the cumulative performance goals specified, and the participant’s continuous service with the Company.
A participant is awarded a target number of PSUs on grant date. Applicable Threshold, Target and Maximum levels of Company financial performance are established at the beginning of the performance period for each PSU award.
Once a PSU award is granted, the performance measure(s), performance goals, vesting and payout schedule will not be modified during the term for that particular award. However, in determining performance against the goals, the Company’s results may be adjusted to exclude the effects of certain events and transactions as specified by the Compensation Committee at the time of grant. For any future awards, the Compensation Committee may change the performance measure(s), goals, vesting, and payout schedule(s).

4
Fiscal 2019 PSU Overview

EXAMPLE OF PERFORMANCE LEVEL, VESTING AND PAYOUT FOR PSU WITH ROIC MEASURE

Grant Date	# PSUs Granted	Performance Period	Vesting Date[1]	Performance Level [2]	Vested Percentage [2]	# Shares Vested
FY19 (August 2018)	1,500	FY19 - FY21	FY21 (June 2021)	110%	200%	3,000
				100%	100%	1,500
				90%	50%	750
1Vesting typically occurs in June, but may be earlier or later
2 Example is hypothetical and is not a forecast of future performance and payout percentages

EXAMPLE OF PERFORMANCE LEVEL, VESTING AND PAYOUT FOR PSU WITH RELATIVE TSR MEASURE

Grant Date	# PSUs Granted	Performance Period	Vesting Date[1]	Performance Level [2]	Vested Percentage [2]	# Shares Vested
FY19 (August 2018)	1,000	FY19 - FY21	FY21 (June 2021)	90th Percentile	200%	2,000
				50th Percentile	100%	1,000
				30th Percentile	50%	500
1Vesting typically occurs in June, but may be earlier or later
2 Example is hypothetical and is not a forecast of future performance and payout percentages
In the U.S. and in many other jurisdictions, vesting of PSUs and the delivery of shares of Class A Common Stock is a taxable event. When shares are distributed, a portion of the shares are withheld to satisfy withholding requirements, and the net shares are delivered to participants in their Merrill Lynch account.
VALUE OF PERFORMANCE SHARE UNITS
If Threshold or better performance against the applicable goal is achieved, PSUs can provide participants with ownership of the Company’s Class A Common Stock and offer the opportunity to recognize value in several ways:

▪	Receive shares of RL Class A Common Stock without paying any exercise price

▪	The number of PSUs vesting can range from 50% (Threshold) to 200% (Maximum) of the target shares granted

▪	Any increases in the Company’s Class A Common Stock price above the price on the grant date increases the value of the award

5
Fiscal 2019 PSU Overview

The example below illustrates the opportunity for gains in the value of the award at various Company Class A Common Stock prices.
EXAMPLE: Potential Value
Award of 2,500 PSUs (includes both PSU awards)

		If Stock Price Reaches:
Value At:	# of Shares	$120	$130	$140	$150
Threshold Performance	1,250	$150,000	$162,500	$175,000	$187,500
Target Performance	2,500	$300,000	$325,000	$350,000	$375,000
Maximum Performance	5,000	$600,000	$650,000	$700,000	$750,000
Note: Value is before tax and a portion of the shares will be withheld to satisfy required tax withholding.
Example is hypothetical and is not a forecast of growth in the Company’s Class A Common Stock price.
If the performance calculation results in fractional shares, the fractional shares will be paid in cash.
SALE OF SHARES SUBSEQUENT TO DISTRIBUTION
Shares received from the vesting of a PSU award may be sold subject to the Company’s trading restrictions as set forth in the Company’s Securities Trading policy beginning on page 9. In certain circumstances, certain Executive Officers may sell shares pursuant to Rule 144 or another applicable exemption under the U.S. Securities Act of 1933, as amended.
In the U.S. and in many other jurisdictions, the sale of such shares after vesting has tax implications. Contact your financial advisor for important information about how a subsequent sale of shares impacts you. Once PSUs have vested and you receive shares of the Company’s Class A Common Stock from the vesting of a particular PSU award, you retain all rights to those shares, regardless of employment status with the Company.
ON-LINE GRANT AGREEMENT
All recipients are required to accept their grants on-line by electronically signing the On-Line Grant Agreements to ensure recipients understand the terms of their grants. Recipients must electronically accept the terms of the On-Line Grant Agreements for each PSU award by [DATE]. Awards not accepted by [DATE] will be forfeited. The stock agreements include post-employment obligation terms, including confidentiality, non-compete and non-solicitation provisions.

6
Fiscal 2019 PSU Overview

IF YOU LEAVE THE COMPANY

Termination as a result of:	Status of PSU Awards
Retirement [1] Long-Term Disability (LTD) [2] Death
• If retirement date is more than one year from the date of grant, participant is entitled to full award on the scheduled vesting date. Payout is based on performance achievement.
• If retirement date is within the first year following the grant date, participant is entitled to one-third of award on the scheduled vesting date. Payout is based on performance achievement. All remaining PSUs are forfeited.
• The above is subject to the terms and conditions in the On-Line Grant Agreement.

Voluntary Resignation Involuntary Termination	• All unvested PSUs are forfeited.
1 Normal retirement (age 65 with no service requirement) and early retirement (age 55 with 7 years of service) are treated the same.
2 For purposes hereof, “disability” shall, unless otherwise determined by the Committee, have the same meaning as such term or a similar term has under the long-term disability plan or policy maintained by the Company or a Subsidiary under which the Participant has coverage and which is in effect on the date of the onset of the Participant’s disability.

7
Fiscal 2019 PSU Overview

SECURITIES TRADING POLICY
INSIDER TRADING
As provided in the Company Employee Handbook, employees are prohibited by law from buying or selling securities if an employee has or is aware of any material, non-public information about the Company and its subsidiaries. This is commonly referred to as “insider information.” Material, non-public information is any information that has not been disclosed to the public that could affect the price of Company Common Stock -- either positively or negatively -- or affect a person’s decision to buy, hold or sell securities.
Examples of what might be considered “insider information” include, but are not limited to, the following:

▪	Earnings or other financial information

▪	Changes in dividend policy

▪	Stock splits

▪	Mergers and acquisitions

▪	Major new contracts or product-line introductions

▪	Litigation involving substantial amounts of money

▪	Changes in management
These insider-trading rules are applicable to employees of Ralph Lauren and its Subsidiaries and Affiliates, worldwide.
COMPANY BLACKOUT PERIODS
To avoid even the appearance of “insider trading,” our Company’s Securities Trading policy prohibits members of the Board of Directors, all employees and their “Related Parties” (as such term is defined in the Company’s Securities Trading Policy) from making trades involving stock of the Company during certain “blackout periods.” This prohibition covers all transactions in the Company’s securities, including buying or selling shares, including shares of Class A Common Stock received upon the vesting of PSUs. These blackout periods generally begin two weeks before the end of each of our fiscal quarters and continue through one trading day after the Company issues its earnings release for the fiscal quarter or year just ended. If the earnings release is issued before the opening of the market on a trading day, trading may begin the next day. The blackout periods are announced at the start of each year. The Company may prohibit trading of the Company’s stock at any time it deems such trading to be inappropriate, even outside the regular blackout periods. Individuals who receive a specific notification prohibiting them from trading the Company’s stock should note that such notification takes precedence over pre-announced blackout periods. In addition, members of the Board of Directors, Officers (any employee who is a Senior Vice President or above), and all employees in the Finance, Legal and People and Development departments must clear all trades with the Corporate Counsel, or their designee, at all times.
ADDITIONAL PROHIBITED TRANSACTIONS
Because we believe it is inappropriate for any Company personnel to engage in short-term or speculative transactions involving the Company’s Common Stock, it is Company policy that employees do not engage in any of the following activities with respect to the securities of the Company:

▪
“In and out” trading in securities of the Company. Any Company stock purchased in the market must be held for a minimum of six months and ideally longer. Note that the Securities and Exchange Commission (SEC) has a “short-swing profit recapture” rule that effectively prohibits Executive Officers and members of the Board of Directors from selling any Company stock within six months of a purchase. The Company has extended this prohibition to all employees. The receipt of shares pursuant to the vesting of PSU awards is not considered a purchase under the SEC’s rule.

8
Fiscal 2019 PSU Overview

▪	Purchases of stock of the Company on margin.

▪	Short sales (i.e., selling stock one does not own and then borrowing the shares to make delivery).

▪
“Hedging” and Pledging of Company Stock. No insider, including any director, officer or employee of the Company, shall purchase or sell, or make any offer to purchase or offer to sell derivative securities relating to the Company’s securities, whether or not issued by the Company, such as exchange traded options to purchase or sell the Company’s securities (so called “puts” and “calls”) or financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities. In addition, no director or Section 16 Officer of the Company shall hold the Company’s securities in a margin account, or maintain or enter into any arrangement that, directly or indirectly, involves pledging the Company’s securities as collateral for a loan.

CLEARANCE OF ALL TRADES BY DIRECTORS, OFFICERS AND OTHER KEY PERSONNEL

For employees at the Senior Vice President level or above (“Officers”) and for all employees in the Finance,
Legal and People and Development departments, all transactions in the Company’s securities (including, but not limited to purchases, sales, transfers, etc.) must be conducted during an open trading window and pre-cleared with the Corporate Counsel, or their designee. If contemplating a transaction, please provide a written request via e-mail to RLTrading@ralphlauren.com, specifying the number of shares you wish to sell before contacting Merrill Lynch or any other broker, or taking any other step to initiate a transaction.

9
Fiscal 2019 PSU Overview

COMPLIANCE WITH SECTION 409A
To the extent applicable, the Plan shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986 and the Department of Treasury Regulations and other interpretive guidance issued hereunder (“Section 409A”).  Notwithstanding any provision of the Plan to the contrary, it is intended that this Plan comply with Section 409A, and all provision of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties.
ACKNOWLEDGMENT
By participating in the Plan, the Participant understands and agrees that:

(a)	the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)
the grant of PSU awards is voluntary and occasional and does not create any contractual or other right to receive future PSU awards, or benefits in lieu of these awards, even if PSU awards have been granted in the past;

(c)	all decisions with respect to future PSU awards, if any, will be at the sole discretion of the Compensation Committee;

(d)
the Participant's participation in the Plan shall not create a right to further employment or service with the Company or, if different, the employing Subsidiary and shall not interfere with the ability of the Company or employing Subsidiary to terminate the Participant's employment or service relationship at any time with or without cause;

(e)	the Participant is voluntarily participating in the Plan;

(f)
any PSU awards and the Company's Class A Common Stock subject to awards, and the income and value of same, are not part of the Participant's normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; and

(g)
no claim or entitlement to compensation or damages shall arise from the forfeiture of a PSU award resulting from the Participant's termination of employment or service (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or rendering services or the terms of the Participant's employment or service agreement, if any), and in consideration of the grant of a PSU award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any Subsidiary.

10
Fiscal 2019 PSU Overview

NON-U.S. GRANT PARTICIPANTS
Notwithstanding any provision of the Plan to the contrary, to comply with securities, exchange control, labor, tax, or other applicable laws, rules or regulations in countries outside of the United States in which the Company and its Subsidiaries operate or have Employees, Consultants, or directors, and/or for the purpose of taking advantage of tax favorable treatment for PSU Awards granted to Participants in such countries, the Committee, in its sole discretion, shall have the power and authority to (i) amend or modify the terms and conditions of any PSU awards granted to a Participant; (ii) establish, adopt, interpret, or revise any rules and procedures to the extent such actions may be necessary or advisable, including adoption of rules or procedures applicable to particular Subsidiaries or Participants residing in particular locations; and (iii) take any action, before or after a PSU award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules or procedures with provisions that limit or modify rights on eligibility to receive PSU awards under the Plan or on termination of service, available methods of vesting or settlement of a PSUs award, payment of tax-related items, the shifting of employer tax liability to the Participant, tax withholding procedures, restrictions on the sale of shares of Class A Common Stock of the Company, and the handling of stock certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take actions hereunder, and no PSU awards shall be granted, that would violate the U.S. Securities Act of 1933, as amended, the Exchange Act, the Code, any securities law or governing statute.
EXCHANGE RATES
Neither the Company nor any Subsidiary shall be liable to a Participant for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. Dollar that may affect the value of the Participant’s PSU award or of any amounts due to the Participant pursuant to the vesting or other settlement of the PSU award or, if applicable, the subsequent sale of Class A Common Stock acquired upon vesting.
______________________________________________________
In the event of any discrepancy between this PSU Overview and either the on-line Grant Agreement, the Plan or the provision under which the Plan is administered and governed by the Compensation Committee, the on-line Grant Agreement, the Plan and the determination of the Compensation Committee will govern, as applicable. This Overview is qualified in its entirety based on the determinations, interpretations and other decisions made within the sole discretion of the Compensation Committee.

11
Fiscal 2019 PSU Overview